UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  November 7, 2006

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Quarterly and Fiscal Year Results Press Release

On November 7, 2006, a press release was issued regarding the fourth quarter and fiscal 2006 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons why management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	July ’06	Aug ’06	Sept ’06
Process Management	>20+	+20	+15 to +20
Industrial Automation	+15	+10 to +15	+10 to +15
Network Power	+15 to +20	+10 to +15	+5 to +10
Climate Technologies	>20+	+10	-5 to -10
Appliance and Tools	+5 to +10	+5 to +10	+0 to +5
Total Emerson	+15 to +20	+10 to +15	+5 to +10

September 2006 Order Comments:

As expected and as previously forecasted, order growth moderated to the range of 5 to 10 percent for the three months ended in September as the Climate Technologies business softened. Favorable currency exchange rates contributed approximately 1 percentage point to the increase.

Process Management orders remained strong across the segment. The broad capabilities of this segment and strong end market conditions continued to drive above-market growth rates.

Orders for Industrial Automation remained strong driven by a favorable global capital spending environment. The growth for this segment was broad based with particular strength from the power generating alternator and electronic drives businesses.

Network Power growth moderated for the three months ended in September with steady order growth led by the power systems and inbound power businesses. The North American telecom business has been affected by capital spending delays due to consolidations in the customer base.

Climate Technologies order trends moderated compared to August as the domestic residential air-conditioning business continued to move into a period of more difficult comparisons. The European market continued to have solid growth.

Appliance and Tools order growth moderated slightly. Growth was led by the tools and storage business.

Upcoming Investor Events

Emerson senior management will discuss the Company’s fourth quarter and fiscal year 2006 results during an investor conference call that will be held on Tuesday, November 7, 2006. The call will begin at 4:30 p.m. Eastern Standard Time (3:30 p.m. Central Standard Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

November 8, 2006 – Robert W. Baird Industrial Conference

Location: Chicago, Illinois

Time: 11:05 a.m. to 11:35 a.m. EST

Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Web-cast: Access to a Web-cast of the presentation will be available in the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial at the time of this event.

A replay of the Web-cast will be available for approximately one week at the same location on the Web site.

Updates and further details of these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate Web site as they occur.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description of Exhibits

99.1	Emerson’s November 7, 2006 Press Release announcing its fourth quarter and fiscal 2006 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 7, 2006	By:	/s/ Timothy G. Westman
Timothy G. Westman Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s November 7, 2006 Press Release announcing its fourth quarter and fiscal 2006 results.

5